                       SEPARATION AND CONSULTING AGREEMENT

     This Separation and Consulting  Agreement (the "Agreement") is entered into as of the 3rd day of January 2008, by and between NovaStar  Financial,  Inc., on behalf of itself  and all of its direct and  indirect  subsidiaries  (all of the foregoing, collectively, the "Company") and Gregory Metz ("Consultant").

     WHEREAS,  the Company and Consultant are parties to an Employment Agreement dated  January 15,  2004,  as amended  December  20,  2006 (as so  amended,  the
"Employment  Agreement"),  which provides for certain  benefits and  obligations upon  termination by the Company of  Consultant's  employment  with the Company, without cause;

     WHEREAS,  Consultant's  employment by the Company will be terminated by the
Company,  without  "cause" (as  described in the  Employment  Agreement),  as of
January 3, 2008 (the  "Termination  Date") pursuant to this  Agreement,  and the
Company  desires  to ensure a smooth  and  orderly  transition  of  business  by reserving the right to obtain Consultant's services for a limited period of time as provided herein.

     NOW,  THEREFORE,  in  consideration  of the mutual covenants and agreements contained herein, the Company and Consultant agree as follows:

1.   Termination of Employment.

     1.1  Termination.   Consultant's   employment  by  the  Company  is  hereby
terminated  by the Company,  without  "cause" (as  described  in the  Employment
Agreement), effective as of the Termination Date. Except to the extent expressly provided  herein,  the  rights  and  obligations  set  forth  in this  Agreement supersede  all  rights  and  obligations  of the  parties  under the  Employment
Agreement  that  otherwise  would  arise  upon or be  applicable  following  the
Termination Date, including but not limited to severance  compensation and other benefits;  provided,  however,  that neither this  Agreement  nor any  provision hereof  shall  be  deemed  to  supersede  or  otherwise  affect  any  rights  to indemnification,  defense, or similar rights under the Employment  Agreement or, for the avoidance of doubt, under any other written  agreement,  the certificate of  incorporation,  bylaws  or other  organizational  documents  of the  Company
(including  NovaStar  Financial,  Inc.  and  each  of its  direct  and  indirect subsidiaries), or any policy of directors and officers or other insurance.

     1.2 Resignation as Officer and Director. In connection with and as a result of the termination of Consultant's employment by the Company,  Consultant hereby resigns  from all  positions  as an  officer,  manager,  and/or  director of the
Company (including NovaStar Financial,  Inc., and all of its direct and indirect subsidiaries),  effective as of the Termination Date. Consultant and the Company
agree that this Agreement  constitutes notice of such resignation,  and that the
Company shall immediately take any and all additional  actions necessary to give effect to each such resignation.

     1.3 Accrued Wages,  Vacation,  and Business  Expenses.  Consultant shall be entitled to payment,  in accordance with the Company's  normal payroll  schedule following  the  Termination  Date,  of (a) all wages accrued from the end of the period covered by Consultant's  paycheck  immediately  preceding the Termination
Date to the  Termination  Date,  and (b) all  accrued  and  unused  vacation  of
Consultant as of the Termination Date. In addition,  the Company shall reimburse
Consultant, whether on or following the Termination Date, in accordance with the
normal  expense  reimbursement   policies  of  the  Company,  for  any  and  all
reasonable, customary and usual expenses incurred by Consultant on behalf of the
Company prior to the Termination Date.

     1.4  Outstanding Awards.

          (a) Immediately upon termination of employment on the Termination Date in accordance  with this Agreement,  Consultant  shall be fully vested with respect to all stock options,  restricted  stock, and accumulated  dividend equivalent rights that, in the case of each of the foregoing,  were awarded or granted prior to the Termination Date and that would have been vested at the end of the  year in  which  the  termination  occurred  had  Consultant remained  an employee  of the  Company  through  the end of such year.  The vesting of all other  stock  options,  restricted  stock,  and  accumulated dividend equivalent rights shall cease upon the Termination Date.

          (b)  Accumulated   dividend  equivalent  rights  that  vest  upon  the
     Termination  Date  pursuant  to Section  1.4(a)  above shall be paid by the
     Company to Consultant in cash upon the Termination Date, subject to Section
     6.2 below.

          (c) Except as expressly  provided in Section 1.4(a) and Section 1.4(b)
     above, all rights and obligations with respect to stock options, restricted stock,  and  dividend  equivalent  rights  awarded or granted  prior to the
     Termination  Date shall be governed by the terms of the applicable plan and the applicable grant or award agreement.

     1.5 Waiver of Incentive Compensation. Consultant and the Company agree that
Consultant shall not receive,  and Consultant hereby relinquishes and waives any and all right to any cash bonus from the Company that has not been paid prior to the  Termination  Date (including any cash bonus that otherwise would be payable as a result of or following the termination of Consultant's  employment with the
Company).

     1.6 Health  Benefits.  Consultant  shall be  entitled  to  continue  health benefits coverage upon and following the Termination Date pursuant to and to the extent  provided  by the terms of COBRA.  Consultant  shall not be  entitled  to receive,  and  hereby  waives  any and all right to,  continued  life  insurance coverage from the Company, as of the Termination Date.

     1.7 Financial and Tax Planning Services Reimbursement.  Consultant shall be entitled to  reimbursement  in  accordance  with the Company's  normal  policies applicable to Consultant prior to the Termination Date for expenses  incurred by
Consultant  for  financial  and  tax  planning  services,  whether  prior  to or following  the  Termination  Date,  provided  that  Consultant  submits a proper request for such  reimbursement  with all required  documentation  within thirty
(30) days following the Termination  Date. Such  reimbursement  shall be paid to
Consultant  within ten (10) business days  following  submission of all required documentation.

     1.8 Other Rights and Benefits.  All rights with respect to benefits accrued under any benefit  plan of the Company that is not  expressly  addressed by this
Agreement  shall be governed  by the terms of such plan,  subject to Section 6.2 hereof.

2.   Consulting Services.

     2.1.  Consulting.  During the period commencing on the Termination Date and ending on February 28, 2009 (the "Consulting Period"), Consultant agrees to make himself  available to the Company for up to ten (10) hours per week,  whether by telephone,  e-mail,  or in person, on an as-needed basis to consult with respect to matters that were within  Consultant's  job description  during the course of

Consultant's employment with the Company. Consultant agrees to respond promptly, reasonably and cooperatively to the Company's  requests for assistance.  Barring
special   circumstances,   the   consulting   hours  shall  not  be  cumulative;
accordingly,  hours not used within a given week will be waived by the  Company, but Consultant will receive  Consultant's full consulting  compensation for such week under Section 2.2 below. However, the Company reserves the right to require
Consultant  to provide more than ten (10) hours of service per week in the event that special  circumstances  arise in which  Consultant's  unique  assistance is required by the Company. (Examples of special circumstances include, but are not limited to, assistance in litigation or responding to government  inquiries.) In order to protect the Company's  confidential  and trade secret  information from use or disclosure  to a party other than the Company,  and to enable the Company to be able  to  obtain  the  benefits  of  Consultant's  consulting  obligations hereunder,  Consultant  agrees that so long as he is accepting  consulting  fees pursuant to this Agreement,  Consultant will abide by the provisions of Sections
3 and 4 below.  Notwithstanding  the  foregoing,  in the event  that  Consultant accepts  employment  or other  consulting  work  within the  Consulting  Period,
Consultant  will be  required  to spend no more  than  five (5)  hours  per week consulting with the Company.

     2.2. Consulting Fees;  Expenses.  In consideration of the services provided
by  Consultant  during  the  Consulting   Period,  the  Company  agrees  to  pay
Consultant,  each month during the Consulting  Period, a monthly  consulting fee equal to one-twelfth of  Consultant's  base salary from the Company  immediately prior to the Termination Date. The Company will pay the consulting fee by direct deposit to an account designated from time to time by Consultant. The consulting fee  shall  be  paid  by  the  Company  monthly  in  advance,  beginning  on the
Termination Date. In addition to the consulting fee, the Company shall reimburse
Consultant for all reasonable  out-of-pocket  expenses incurred by Consultant in providing  cooperation  and assistance to the Company,  within ten (10) business days following receipt by the Company of reasonable documentation thereof.

     2.3. Consultant's Status;  Taxes.  Consultant's status under this Agreement during the Consulting  Period shall be that of an independent  contractor to the
Company,  and not that of an agent or employee of the Company. The Company shall not withhold federal or state taxes for Consultant on any amounts received under this  Agreement.  Consultant is solely  responsible for and agrees to report and pay all taxes on any income received under this Agreement.  Consultant agrees to indemnify  and to hold  harmless  the Company from and against any and all taxes and/or  penalties  with which  Consultant  is  assessed,  if any, as a result of
Consultant's non-payment of taxes on any amounts received under this Agreement.

     2.4.  No  Authority  to Bind the  Company.  The  Consultant  shall  have no authority to enter into  contracts or  agreements on behalf of the Company or to otherwise  legally bind the Company,  and shall not represent to any person that
Consultant has any such authority.

     2.5  Waiver  of  Non-Compete.   The  Company  hereby  waives  any  and  all
obligations,  including  but not limited to the  provisions of Section 11 of the
Employment  Agreement,  that  restrict  Consultant's  right to compete  with the
Company or to accept employment with or compensation from, manage, own an equity interest in, consult with, or otherwise operate freely with respect to any other person or  entity,  including  but not  limited  to any  person  or entity  that competes with the Company, and agrees that such provisions and obligations shall have no further force or effect from and after the Termination Date.

3.   Non-Solicitation.

     Consultant agrees that, during the Consulting  Period: (a) Consultant shall not  interfere  with the business of the Company;  and (b) except with the prior consent of an executive officer of NovaStar Financial,  Inc., shall not directly or indirectly solicit any of the Company's employees to leave the Company and/or to work for another employer or business,  whether or not the solicited employee would  commit  any  breach of his or her own  employment  terms by  leaving  the service of the Company.

4.   Company Materials; Confidentiality.

     4.1 Company Materials.  Consultant agrees that all styles,  designs, lists, materials,  books, files, reports,  correspondence,  records and other documents used or prepared by Consultant in the scope of his  employment  with the Company or made available to Consultant by the Company (all of the  foregoing,  "Company
Materials"),  are and will  remain the  property of the  Company.  Except to the extent  and for  such  time as  reasonably  necessary  for  the  performance  of consulting  services  to the Company  hereunder,  Consultant  shall  immediately return all Company  Materials  to the Company and  Consultant  shall not make or retain any copies thereof.

     4.2 Confidential Information.  Consultant acknowledges that the Company has created,  developed  and adopted,  itself and through one or more third  parties acting on its behalf, confidential,  proprietary and/or trade secret information
("Confidential  Information").  Confidential  Information  includes,  but is not limited to: (a) the  Company's  lending,  brokering,  servicing,  and  investing policies and procedures;  (b) lists of and information  regarding past,  present and potential brokers, lenders, investors, suppliers, loan applicants, borrowers and other customers and clients  ("Clients");  (c) contracts and agreements with
Clients;  (d) the manner in which  business is conducted  by the  Company,  with particular Clients and otherwise; (e) business plans, strategies,  processes and methodologies;  (f) financial  information,  budgets,  forecasts,  and financial statements,  (g)  portfolio  data;  (h) sales  techniques;  (i)  methods of data processing;  and  (j)  information  concerning  employees  and  their  salaries, performance  and personnel  file  information.  Notwithstanding  the  foregoing,
Confidential  Information  shall not include any information to the extent known by or made available to the public generally, other than as a direct or indirect result of unauthorized disclosure thereof by Consultant.

     4.3   Non-Disclosure.   Consultant   acknowledges   and  agrees   that  the
Confidential Information belongs to the Company and not to Consultant,  that the
Confidential Information has independent actual or potential economic value from not being generally known to the public or other persons who can obtain economic value from its disclosure or use, that the  Confidential  Information is subject to  reasonable  efforts  by the  Company  to  maintain  its  secrecy,  and  that disclosure of Confidential Information in an unauthorized manner could be highly prejudicial  to the Company  and/or its Clients.  Except to the extent as may be expressly  authorized  by the Company in writing  from time to time or as may be reasonably  necessary  in the course of  providing  consulting  services  to the
Company  hereunder,  Consultant  agrees  not to be  disclose  in any  manner any
Confidential  Information  to any third party,  either  directly or  indirectly, except to the extent required to do so by applicable law, judicial or regulatory process,  or other  governmental  authority.  Consultant  shall take  reasonable precautions to prevent the  unauthorized  use,  disclosure,  or dissemination of
Confidential Information in Consultant's possession or control.

     4.4 Legally Required  Disclosure.  In the event that Consultant is required by  applicable  law,  judicial  or  regulatory  process,  or other  governmental authority to disclose any  Confidential  Information,  Consultant shall promptly notify the Company of such required  disclosure and shall  reasonably  cooperate with the Company,  at the  Company's  expense,  in any attempt by the Company to obtain an order or other

assurance  that  confidential  treatment  will be accorded  to any  Confidential
Information required to be disclosed.

5.   Release and Waiver of Claims.

     5.1 Release and Waiver. In exchange for this Agreement, effective as of the date hereof,  Consultant (on behalf of Consultant and anyone claiming through or on behalf of Consultant) releases the Company, its affiliated entities,  each of their  respective  successors and assigns,  and the past and present  employees, officers, directors, managers, members, stockholders, representatives and agents of any of the  foregoing  from,  and  hereby  waives,  any  and all  claims  and potential  claims,  demands and causes of action,  whether  known or unknown and whether  or not  matured  or  contingent,  that  Consultant  has or may have had against any of them arising out of  Consultant's  service or employment with the
Company  through the date hereof or out of the termination of such employment in accordance with this Agreement,  including claims,  demands and causes of action not currently  known to or  contemplated  by the parties,  to the maximum extent permitted  by law.  This  release  includes,  but is not limited to, any and all claims,  demands and causes of action through and including the date hereof that arise  under or out of,  relate to, or  concern:  any oral or  written  promise, agreement or undertaking concerning or relating to Consultant's  employment with the Company;  compensation  or benefits;  discrimination  under local,  state or federal law;  Title VII of the Civil Rights Act of 1964; the Civil Rights Act of
1991;  the  Americans  With  Disabilities  Act; the Employee  Retirement  Income
Security Act of 1974; the Family and Medical Leave Act; any tort,  including but not  limited  to  invasion  or  privacy,  defamation,  fraud and  infliction  of emotional distress; and all other claims, demands, and causes of action, whether they arise in the United  States of  America  or  elsewhere,  that arise out of, relate to, or concern Consultant's  service as an officer,  director or employee of the Company or the termination of Consultant's  employment in accordance with this Agreement.

     5.2 Exclusions.  Notwithstanding Section 5.1 or any other provision of this
Agreement,  nothing  in this  Agreement  shall be deemed to  release or waive or otherwise compromise, limit or restrict: (a) any rights or benefits provided for under this Agreement;  (b) any rights to  indemnification,  defense,  or similar benefits under the certificate of incorporation,  bylaws or other organizational documents of the Company  (including  NovaStar  Financial,  Inc. and each of its direct and indirect subsidiaries),  under any written indemnification agreement, or under any policy of  directors  and officers or other  insurance;  or (c) any claims,  demands or causes of action  arising  under or out of,  relating to, or concerning any of the foregoing.

6.   Compliance.

     6.1  Securities  Laws.  Consultant  agrees  to comply  with all  applicable federal and state  securities  laws in connection  with the purchase and sale of shares of the Company's capital stock arising by reason of or in connection with the former employment relationship of the Consultant with the Company, including but not limited to compliance with Rule 10b-5  promulgated  under Securities and
Exchange Act of 1934, as amended.

     6.2 Section 409A of the Internal  Revenue Code.  To the extent  applicable, this Agreement and the Employment Agreement shall be interpreted,  construed and operated in  accordance  with the Section 409A of the  Internal  Revenue Code of
1986, as amended (the "Code"),  and the Treasury  regulations and other guidance issued  thereunder.  If on the date of the Consultant's  separation from service
(as  defined  in  Treasury  Regulation  ss.1.409A-1(h))  with  the  Company  the
Consultant is a specified employee (as defined in Code Section 409A and Treasury
Regulation   ss.1.409A-1(i)),   no  payment   constituting   the   "deferral  of
compensation" within the meaning of Treasury Regulation ss.1.409A-1(b) and

after   application   of  the   exemptions   provided  in  Treasury   Regulation
ss.ss.1.409A-1(b)(4) and 1.409A-1(b)(9)(iii)  shall be made to Consultant at any time during the six (6) month period following the Consultant's  separation from service,  and any such amounts  shall instead be paid in a lump sum on the first payroll  payment date  following  expiration of such six (6) month  period.  For purposes of conforming the Employment Agreement to Section 409A of the Code, the
parties  agree  that  the  definition  of "Good  Reason"  under  the  Employment
Agreement is hereby amended to conform with the IRS safe harbor definition under
Treasury  Regulation  ss.1.409A-1(n)(2)(ii)  and that the  Company  shall have a period of thirty (30) days to remedy any conditions giving rise to a Good Reason termination. Consultant understands and acknowledges that payment of the portion of Consultant's  benefit under the Company's Deferred  Compensation Plan that is subject to Section 409A of the Code and that has not been  distributed  prior to the  Termination  Date is  required to be delayed for a period of six (6) months following the Termination Date.

7.   Miscellaneous Provisions.

     7.1  Governing  Law and Consent to  Jurisdiction.  This  Agreement  and all
disputes relating to the  interpretation/enforcement  of this Agreement shall be subject to,  governed by, and construed in accordance with the laws of the State of Missouri,  notwithstanding  any authority to the contrary.  Each party hereby expressly  submits  and  consents to the  exclusive  personal  jurisdiction  and exclusive venue of the federal and state courts of competent jurisdiction in the
State of Missouri,  irrespective of the fact that one or both of the parties now is or may  become a  resident  of a  different  state  and  notwithstanding  any authority to the contrary.

     7.2 Entire  Agreement.  This  Agreement  constitutes  the entire  agreement between the parties with respect to the subject  matter hereof and supersede all prior agreements or understandings,  if any, between the parties with respect to such matters;  provided,  however, that neither this Agreement nor any provision hereof  shall  be  deemed  to  supersede  or  otherwise  affect  any  rights  to
indemnification,   defense,   or  similar  benefits  under  the  certificate  of
incorporation,   bylaws  or  other  organizational   documents  of  the  Company
(including  NovaStar  Financial,  Inc.  and  each  of its  direct  and  indirect subsidiaries),  under any written indemnification agreement, or under any policy of directors and officers or other insurance.

     7.3  Amendment.  This  Agreement  may be  modified  or  amended  only by an agreement in writing signed by both parties.

     7.4 No Waiver.  The failure of either party to insist on the performance of any of the terms or conditions of this  Agreement,  or failure to enforce any of the  provisions  of this  Agreement,  shall  not be  construed  as a waiver or a relinquishment  of any such  provision.  Any waiver or failure to enforce on any one occasion is effective only in that instance,  and the  obligations of either party with respect of any  provision in this  Agreement  shall  continue in full force and effect.

     7.5  Severability.  The provisions of this Agreement  shall be severable in the event that any of the  provisions  hereof are held by a court with competent jurisdiction to be invalid, void or otherwise  enforceable,  and other remaining provisions shall remain enforceable to the fullest extent permitted by the law.

     7.6 Construction of Agreement. This Agreement is the product of negotiation by and between the parties  and shall not be  strictly  construed  or  otherwise interpreted  against either party. In construing  this  Agreement,  any court of competent  jurisdiction/arbitrator  shall  give  effect  to  the  intent  of the parties.

     7.7 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, and by original or facsimile signature, which taken together shall constitute one and the same original agreement.

     IN WITNESS  WHEREOF,  the  parties  have  executed  and  entered  into this
Agreement,  with the intent to be legally bound by the provisions  hereof, as of the date first set forth above.

                                       CONSULTANT:

                                       /s/ Gregory S. Metz
                                       -----------------------------------------
                                       Gregory S. Metz

                                       COMPANY:

                                       NOVASTAR FINANCIAL, INC.,
                                       for itself and on behalf of all of its
                                       direct and indirect subsidiaries

                                       By:  /s/ W. Lance Anderson
                                           -------------------------------------

                                       Name:  W. Lance Anderson
                                             -----------------------------------

                                       Title:  President
                                              ----------------------------------